UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14027	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 457-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2026, Anika Therapeutics, Inc. (the “Company”) issued a press release and reaffirmed guidance for the year ended on December 31, 2025. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

As previously announced, the Company expects 2025 revenue ranges by channel as follows:

•	Commercial Channel, unchanged, of $47 to $49.5 million, up 12% to 18% year over year.

•	OEM Channel, unchanged, of $62 to $65 million, down 16% to 20% year over year.

In addition, the Company expects Adjusted EBITDA as a percent of revenue to be positive 3% to negative 3%.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On January 8, 2026, the Company announced that, effective February 1, 2026 (the “Transition Date”), Cheryl R. Blanchard will transition from her role as President and Chief Executive Officer. Dr. Blanchard will transition into the role of Executive Chair of the Company’s Board of Directors (“Board”) for a period of twelve (12) months through January 31, 2027. Following her service as Executive Chair, Dr. Blanchard will serve as a Special Advisor to the Board for a period of six (6) months through July 31, 2027. Following her service as Special Advisor to the Board, Dr. Blanchard will remain as an employee of the Company for a period of six (6) months, concluding on January 31, 2028 (the “Anticipated Separation Date”), and continue to serve on the Board as a director through the 2028 Annual Meeting.

On January 8, 2026, the Company announced that Steve Griffin, currently serving as Executive Vice President, Chief Financial Officer and Chief Operating Officer, has been appointed by the Board to serve as the Company’s President and Chief Executive Officer, effective as of February 1, 2026. In connection with his appointment as President and Chief Executive Officer, Mr. Griffin will replace Dr. Blanchard as the Company’s principal executive officer and will continue to act as the Company’s principal financial officer.

On January 7, 2026, the Company and Dr. Blanchard entered into a Transitional Services and Separation Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Dr. Blanchard will step down from her role as the Company’s President and Chief Executive Officer, effective as of the Transition Date. Dr. Blanchard will continue to serve on the Board through the Anticipated Separation Date. Pursuant to the Transition Agreement, Dr. Blanchard will receive an amount equal to eighteen (18) months of her base salary rate in effect immediately prior to the Transition Date, paid ratably in substantially equal installments in accordance with the Company’s payroll practice over twenty-four (24) months, beginning on the first payroll date following the Transition Date. Dr. Blanchard will remain eligible for continuation in Company health, dental and vision benefits, subject to her copayment of premium amounts at the active employee rate. Her equity awards granted under the Company’s 2017 Omnibus Incentive Plan and any other equity plan shall continue to vest throughout her service relationship, in accordance with the terms of the applicable award agreements and equity plans. Dr. Blanchard will also be eligible to receive a 2025 cash incentive bonus, as and to the extent determined by the Board in its sole discretion.

On January 7, 2026, the Company and Mr. Griffin entered into an Employment Agreement (the “Griffin Agreement”) pursuant to which his employment shall commence as Chief Executive Officer on February 1, 2026. Pursuant to the Griffin Agreement, Mr. Griffin will receive an annual base salary of $690,000, and commencing with fiscal year 2026, his target annual bonus shall be 75% of his base salary. In connection with his appointment,

Mr. Griffin will be granted, effective as of the Transition Date, an equity award or awards with a target grant date fair value of $2,450,000, comprised of fifty per cent (50%) restricted stock units and fifty per cent (50%) stock appreciation rights, under the Company’s 2017 Omnibus Incentive Plan. The restricted stock units and stock appreciation rights may be settled in shares of the Company’s common stock or in cash, at the Company’s discretion, as provided in the Griffin Agreement. These awards shall vest in equal installments on each of the first three anniversaries of the Transition Date, subject to Mr. Griffin’s continuous service with the Company through the relevant vesting dates.

The foregoing descriptions of the Transition Agreement and the Griffin Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Biographical information regarding Mr. Griffin is set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 28, 2025, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Griffin and any other person pursuant to which Mr. Griffin was selected to serve as President and Chief Executive Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Griffin reportable under Item 404(a) of Regulation S-K. Mr. Griffin has no family relationships with any of the Company’s directors or executive officers.

Departure of Director

On January 7, 2026, Susan N. Vogt informed the Board of her resignation as a member of the Board and all committees of the Board, effective as of February 1, 2026. There are no disagreements between Ms. Vogt and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On January 7, 2026, upon the recommendation of its Governance and Nominating Committee, the Board appointed Steve Griffin to join the Board, effective as of February 1, 2026. Mr. Griffin will serve as a Class III director until his term expires at the 2026 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders.

Indemnification Agreements

The Company entered into indemnification agreements with each of its directors. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as a director or, at the Company’s request, service to other entities, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transitional Services and Separation Agreement dated as of January 7, 2026, between Anika Therapeutics, Inc. and Cheryl R. Blanchard

10.2	Employment Agreement effective as of January 7, 2026, between Anika Therapeutics, Inc. and Stephen Griffin

10.3	Form of Indemnification Agreement by and between Anika Therapeutics, Inc. and each of its directors

99.1	Press release dated January 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: January 8, 2026	By:	/s/ Ian McLeod
Ian McLeod
Vice President, Chief Accounting Officer and Treasurer